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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF GRAHAM & DUNN, P.C.]




                                 August 7, 1996

The Board of Directors
West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon  97035

         RE:      LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 115,000 shares of common stock, no par value per share (the "Shares"), of West Coast Bancorp, an Oregon corporation ("Bancorp") authorized for issuance under the Vancouver Bancorp Incentive Stock Option and Nonstatutory Stock Option Plan, and the Vancouver Bancorp Employee Stock Option Plan (collectively, the
"VB Plans").

         In connection with the offering of the Shares, we have examined the following: (i) the VB Plans, which are filed as Exhibits 99.1 and 99.4, respectively, to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Bancorp.

         Our opinion assumes that the Shares are issued in accordance with the terms of the respective Plans after the Registration Statement has become effective under the Act.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion thereof, to the extent such Shares represent original issuances by Bancorp, have been duly authorized and that, upon the due execution by Bancorp and the registration by its registrars of the Shares, issuance thereof by Bancorp and receipt of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.
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West Coast Bancorp
August 7, 1996
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         We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Graham & Dunn
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                                                     GRAHAM & DUNN, P.C.